UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2024

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Floor 3 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On April 9, 2024, VBI Vaccines Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with institutional investors, pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Offering”), (i) 2,272,728 common shares (the “Shares”) of the Company, no par value per share (the “Common Shares”), and (ii) warrants (the “Common Warrants”) to purchase up to 2,272,728 Common Shares, at a purchase price of $0.88 per Share and associated Common Warrant. The Common Warrants have an exercise price of $0.76 per share, are exercisable immediately and expire five years following the date of issuance.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the Company’s exclusive placement agent for the Offering. The closing of the Offering occurred on April 11, 2024. The net proceeds to the Company from the Offering, after deducting placement agent fees and estimated offering expenses payable by the Company, were approximately $1.7 million. The Company currently intends to use the net proceeds from the Offering for working capital and general corporate purposes.

In connection with the Offering, the Company has agreed to pay the Placement Agent a cash fee equal to seven and a half percent (7.5%) of the aggregate gross proceeds raised in the Offering and for certain of the Placement Agent’s expenses in connection with the Offering. In addition, the Company has agreed to issue the Placement Agent or its designees, warrants to purchase up to 136,364 Common Shares (equal to 6.0% of the aggregate number of Shares sold in the Offering), which warrants have the same terms and conditions as the Common Warrants, except that such warrants have an exercise price of $1.10 per share, which represents 125% of the offering price per Share and accompanying Common Warrant, and a termination date that will be five (5) years from the commencement of the sales pursuant to the Offering (the “Placement Agent Warrants”, and together with the Common Warrants, the “Warrants”).

The Shares and the Warrants (and shares issuable upon exercise of the Warrants) were offered and sold by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-267109) (the “Shelf Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2022, and declared effective by the SEC on September 6, 2022, and the base prospectus included therein. A final prospectus supplement relating to the Offering, dated April 9, 2024, and the accompanying prospectus, has been filed with the SEC.

The legal opinion of Stikeman Elliott LLP relating to the legality of the issuance and sale of the Shares (and shares issuable upon exercise of the Warrants) in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion of Haynes and Boone, LLP relating to the validity of the Warrants is attached as Exhibit 5.2 to this Current Report on Form 8-K. The consent of Stikeman Elliott LLP and Haynes and Boone, LLP is included in Exhibit 5.1 and Exhibit 5.2, respectively.

The foregoing descriptions of the Securities Purchase Agreement, the Common Warrants, and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the full text of the forms of Securities Purchase Agreement, Common Warrant and Placement Agent Warrant attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 2.02 Results of Operations and Financial Condition.

On April 11, 2024, the Company filed with the SEC a prospectus supplement (the “Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Offering. The Company disclosed in the Prospectus Supplement that based on the information and data currently available, as of December 31, 2023, the Company had approximately $23.7 million of cash.

The preliminary estimate furnished under this Item 2.02 and included in the Prospectus Supplement represents the most current information available to the Company’s management and does not present all necessary information for an understanding of the Company’s financial condition as of December 31, 2023. This is a preliminary estimate which should not be regarded as a representation by the Company or its management as to the Company’s actual financial condition as of December 31, 2023. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2023.

The Company’s final results may vary from the information furnished under this Item 2.02 and included in the Prospectus Supplement. Prospective investors should not place undue reliance on these estimates, and this information should not be viewed as a substitute for the Company’s full interim or annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles. Further, these results are not necessarily indicative of the results to be expected for the remainder of the year or any future period. See the sections titled “Risk Factors,” and “Special Note Regarding Forward-Looking Statements,” in the Prospectus Supplement, the accompanying prospectus, and under similar headings in the documents incorporated by reference into the Prospectus Supplement for additional information regarding factors that could affect the Company’s results in future periods. The preliminary financial data as of December 31, 2023, included in the Prospectus Supplement and furnished under this Item 2.02 has been prepared by, and are the responsibility of, management. EisnerAmper LLP, the Company’s independent registered public accounting firm, has not audited such preliminary data as of December 31, 2023.

The information furnished under in this Item 2.02 regarding the Company’s unaudited cash balance as of December 31, 2023, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On April 9, 2024, the Company issued a press release announcing the pricing of the Offering. On April 11, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached hereto and furnished herewith as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 or 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Common Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Stikeman Elliott LLP
5.2	Opinion of Haynes and Boone, LLP
10.1*	Form of Securities Purchase Agreement
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.2)
99.1	Press Release dated April 9, 2024 (furnished pursuant to Item 7.01)
99.2	Press Release, dated April 11, 2024 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: April 11, 2024	By:	/s/ Jeffrey R. Baxter
Jeffrey R. Baxter
President and Chief Executive Officer